AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2021

REGISTRATION NO. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KULR TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

81-1004273

I.R.S. Employer Identification Number

1999 S. Bascom Ave., Suite 700

Campbell, California 95008

Telephone: 408-663-5247

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Michael Mo

Chief Executive Officer

KULR Technology Group, Inc.

1999 S. Bascom Ave., Suite 700

Campbell, California 95008

Telephone: 408-663-5247

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay Yamamoto, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” , “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer

☐ Accelerated filer

☒ Non-accelerated filer

☒ Smaller reporting company

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
	Amount	maximum	aggregate	Amount of
Title of each class of	to be	offering price	offering	registration
Securities to be registered	registered(1)	per unit	price (2)	fee(3)
Common stock, par value $0.001 per share	—	—	—	—
Preferred stock, par value $0.001 per share	—	—	—	—
Warrants(4)	—	—	—	—
Units(5)	—	—	—	—
Total			$100,000,000	$10,910

(1)	There are being registered hereunder such indeterminate number of securities of each identified class of securities up to a proposed aggregate offering price not to exceed $100,000,000. The securities registered also include such indeterminate prices and numbers of securities as may be issued upon conversion of or exchange for or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act. The total amount is being paid herewith.

(4)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

(5)	Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Subject to Completion, Dated July 2, 2021)

PROSPECTUS

$100,000,000

KULR Technology Group, Inc.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $100,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Common Stock is currently traded on the NYSE American LLC under the symbol “KULR.” On July 1, 2021, the closing price of our Common Stock was $2.37 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 8, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated                 , 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $100,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “KULR” or the “Company” in this prospectus mean KULR Technology Group, Inc., a Delaware corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT KULR

Overview

KULR Technology Group, Inc., through our wholly-owned subsidiary KULR Technology Corporation, develops and commercializes high-performance thermal management technologies for batteries, electronics, and other components across an array of battery-powered applications. For aerospace and Department of Defense (“DOD”) applications, our solutions target high performance applications in direct energy, hypersonic vehicles and satellite communications. For commercial applications, our main focus is a total solution to battery safety and sustainability by which we aim to mitigate the effects of thermal runaway propagation which has been known to cause random fires in lithium-ion (“Li-ion”) batteries. This total battery safety solution can be used for electric vehicles, energy storage, battery recycling transportation, cloud computing and 5G communication devices. Our proprietary core technology is a carbon fiber material that provides what we believe to be superior thermal conductivity and heat dissipation for an ultra-lightweight and pliable material. By leveraging our proprietary cooling solutions that have been developed through longstanding partnerships with advanced technology users like NASA, the Jet Propulsion Lab and others, our products and services make commercial battery powered products safer and electronics systems cooler and lighter.

KULR’s business model continues to evolve from being a component supplier, to providing more design and testing services to our customers. The next step of evolution is to provide total system solutions to address market needs. In order to scale up as a systems provider more quickly and efficiently in (i) the Li-ion battery energy storage and recycling markets, (ii) battery cell design and safety testing, and (iii) advanced thermal management systems, such as hypersonic vehicles, KULR will actively seek partners for joint venture, technology licensing and other strategic partnership models. The goal is to leverage the Company’s thermal design technology expertise to create market leading products, which KULR will take to market directly to capture more value for KULR shareholders.

Battery safety technology is becoming increasingly vital to our world in which battery-operated devices are everywhere. Li-ion batteries are widely used in consumer electronics, aerospace, marine and automotive applications. In recent months, KULR has developed a total battery safety solution for its customers that spans a wide array of industries and applications. KULR has seen great success in using our patented thermal runaway shield (“TRS”) technology to prevent cell to cell thermal runaway propagation as well as module to module propagation. We have designed a total solution for customers from the design stages incorporating our materials all the way to testing their passive propagation resistant (“PPR”) battery packs. We are flexible and can work with different battery pack configurations across various industries. We developed a PPR reference design for CubeSat battery in December 2019. Based on this reference design platform, we were awarded a dual-use technology development agreement from NASA’s Marshall Space Flight Center to build 3D printed battery systems for manned and robotic space applications in August 2020. Our research and testing, as well as working alongside battery experts at NASA Johnson Space Center, has positioned us for further advancements at the forefront of battery safety.

Hundreds of millions of Li-ion cells are produced and transported annually and even those packaged to prevent external shorting can still experience thermal runaway (“TR”) due to internal shorts, caused by latent defects, when fully charged. In these dangerous cases, a torch-like fire is released as energy escapes from the cell and sends nearby cells into TR resulting in a large fire. As part of our total battery safety solution, we have designed a bag out of our TRS material to suppress the flames and prevent the TR event. Suitably placed, the TRS provides a means of protection not only from adjacent batteries but also outside fires of arbitrary origin. Experts at NASA’s Propulsion & Power Division found our TRS successful at extinguishing the fire generated by cells when they intentionally triggered the batteries into dangerous failures. Our TRS bag is currently being used on the International Space Station (“ISS”) through a project with Leidos, for storing laptop batteries in order to reduce the risk of TR.

Another key element of our battery safety solution is KULR internal short circuit (“ISC”) device and trigger cells which are used for cell testing and screening. Our patented ISC device, licensed from NASA/NREL, can be inserted by OEMs or manufacturers into cells to mimic failure conditions in a cell. Once the trigger device is placed inside the cell, it can be intentionally triggered on demand causing the cell to short circuit. Currently, we provide ISC devices to OEMs and cell manufacturers, as well as ready-made ISC trigger cells to customers to identify failure modes and safety issues within their systems. Currently we are creating an ecosystem based on our technology which can be applied to different battery architectures and chemistries.

Our management believes that within commercial markets, aerospace and defense, and high-value applications, cell safety testing and screening has become a topic of focus. Therefore, we plan to expand our capabilities to include full battery analysis and testing as outlined by NASA Johnson Space Center. We plan to fully incorporate this into our holistic approach to battery safety along with our PPR battery pack design and testing services, ISC device and trigger cell products and TRS bags. With increasing regulations and pressure from government bodies to mitigate the dangers of battery fires and TR, we plan to further develop our capabilities in this arena.

Our management expects high growth in the aerospace and defense sectors, specifically in regards to hypersonic vehicle programs, space missions and directed energy programs. Thermal management is a critical component of both hypersonic weapons programs and space missions. Our carbon fiber solutions are used for thermal management in missile defense programs and are particularly effective because of their survivability at very high temperatures. They are also very effective at transferring heat and mitigate the risk of overheating in such high-risk environments. Historically we have provided value to this sector and we expect to further develop our relationships with the Airforce Research Lab, the Naval Research Lab and prime contractors to market our solutions. Directed energy is currently in the spotlight as experts predict it will greatly impact the future of national security. Our CRUX cathode generates powerful electron pulses by field emission from the tops of our carbon fiber coating and has the potential to further develop the current technology.

In addition to evolving demands led by aerospace and defense, we have observed trending manufacturer-led opportunities in industries such as electric motor vehicles (“EV”) that have become increasingly more reliant on the Cloud, portability and high-demand processing power. KULR’s high performance thermal interface materials can be used to accelerate 5G communications development due to our material’s core properties: high thermal conductivity, light weight, and low contact pressure. 5G is one of the biggest opportunities going forward for transportation technology and we plan to take part in testing of digital and RF tests for 5G. Testing is still in early phases for both digital and RF communication chips, however, we are seeing a big growth opportunity for thermal management for 5G. Cloud computing is also an application of interest since high power communications chips and optical communication modules require cooling.

We have not yet achieved profitability and expect to continue to incur cash outflows from operations, as a result, we will eventually need to generate significant revenues to achieve profitability. Until that time we shall have to continue to raise cash as and when required through the sale of stock.

Market Opportunity and Strategy

Market

The world of electronics continues to become more and more demanding and performance driven. The increasing demand for reliability of microelectronics and Li-ion batteries has pushed thermal management to the forefront of many industries. We target our solutions to serve the following markets and applications: PPR battery design, Battery Storage and Transportation, Electrical Transportation, 5G Mobile and Cloud Computing Infrastructure, Aerospace and Defense.

Lithium-Ion Battery, Energy Storage and Battery Transportation Market. According to Prescient & Strategic Intelligence, Li-ion battery market was valued at $34 billion in 2018, the global Li-ion battery market is projected to surpass $106 billion by 2024, witnessing a CAGR of 21.8% between 2019 and 2024. The stationary battery storage market is forecasted to ramp from $11 billion in 2018 to $170 billion by 2030, according to a 2019 Global Market Insights, Inc. report. Favorable regulatory policies pertaining to sustainable energy technologies coupled with upsurge in investments toward large scale storage units with increased power output will drive the market size.

According to Market Research Future, the global thermal management market is expected to reach approximately $15 billion by end of 2023 with 7% compound annual growth rate during the forecast period from 2017 to 2023. According to the report, in recent years, electronic devices and systems have undergone tremendous technological growth. Advancements in the electronics industry have led to an increased need for innovative thermal management technologies, which serve to improve performance and reliability. The report states that technological progress has come on two fronts: increased functionality on a single device unit and miniaturization of each unit. As a result, there has been an increased demand for thermal management technologies. The report analyzes the thermal market by four segments, including hardware, software, interfaces, and substrates.

Electrical Transportation Market. According to Frost & Sullivan’s recently released “Global Electric Vehicle Market Outlook EV industry will need to overcome major challenges related to battery technology and charging infrastructure, both of which have fallen far short of the pace set by global EV sales.

5G Mobile Computing Market. The next generation mobile computing platform, also known as the “5G” mobile wireless standard, presents new challenges and demands to improve the performance and reliability of mobile infrastructures and consumer devices. According to the IHS Markit’s global study, in 2035, when 5G’s full economic benefit should be realized across the globe, a broad range of industries – from retail to education, transportation to entertainment, and everything in between – could produce up to $12.3 trillion worth of goods and services enabled by 5G.

Cloud Computing Market. A key area of cloud computing is optical data transfer and communications connections and lines. Optical data is faster and more efficient and, as cloud computing banks move to acquire and utilize optical data, thermal management will play a pivotal role in maintaining the peak performance and safety of these expensive and highly sensitive computer connections. The processing demands of artificial intelligence (“AI”) technology in the cloud requires advanced thermal management solutions for processors and memory modules.

Space Exploration and Communications Market. Demand for nano-satellites and re-usable launch vehicle systems is anticipated to be driven by the massive investment made by governments and private enterprises. The overall trend in space investment is stable financially but explosive numerically, providing vastly more opportunity for space technology providers. Increasingly, investments in space exploration and commercialization are being led by well-funded private companies with most focused-on satellite development and deployment. KULR’s heritage in space thermal management technology positions us well in this market.

 We believe KULR’s technology solution excels in a number of categories important in the world of thermal management. KULR’s proprietary carbon fiber-based solutions are generally more thermally conductive, lighter weight, require less contact pressure, and offer greater design flexibility and durability compared to traditional solutions. As a result, we believe KULR has real potential to offer a unique value proposition to customers in the multibillion-dollar thermal management industry. KULR aims to provide cost-effective, superior thermal management solutions for a group of electronic manufacturers.

Sales and Marketing Strategy

The Company markets and sells products and solutions directly to customers. We believe that our direct relationship with end customers allows us to have more in-depth technical interactions with our customers and faster turnaround time. We market to our customers through our website, industry conferences, and industry market research reports. In 2021, we plan to expand our sales network by working with sales agents and distributors for more mature and off-the-shelf products such as FTI and Cathode products. For PPR design service, we will continue to work with customers directly.

Advertising and Communications Strategy

We plan to utilize all forms of advertising and communications tools at our disposal. This includes commissioning unbiased white papers and technical papers, attending, sponsoring, and guest speaking at industry events, conferences, and symposiums. We have hired a public relations consultant who will oversee our press releases and media relations interface with newspapers, magazines, and blogs. We have also hired a SEO specialist for social media outreach activities and will also rely on the company’s pedigree within the thermal management community to spread high praise via word of mouth. To date, as a result of these efforts, we have been mentioned in WSJ, Cheddar TV, CNBC, Forbes, EETimes, USA Today, Business Insider and others.

Intellectual Property and Patent Strategy

Our intellectual property strategy includes pursuing patent protection for new innovations in core carbon fiber architecture development, application development, acquisition of intellectual property, and licensing of third-party patents and intellectual property. As of December 31, 2020, we have eight pending nonprovisional and provisional patent applications and we have four patents granted and assigned to KULR. We also have an exclusive license to four third party patents.

Product and Services

Our heat management products and services can be divided into the following categories, subcategories and functionalities:

Lithium-Ion Battery Thermal Runaway Shield (“TRS”): KULR has developed a thermal insulation technology aimed at passive resistance to thermal runaway propagation in Li-ion batteries in partnership with National Aeronautics and Space Administration Johnson Space Center (“NASA JSC”). HYDRA TRS acts as a heat sink during normal Li-ion battery pack operation but also prevents thermal runaway propagation, which is a serious concern for aerospace and defense customers and electric vehicle manufacturers. The HYDRA is a vaporizing thermal capacitor that provides passive prevention of thermal runaway propagation (“TRP”) in Li-ion battery packs. Thermal runaway can occur spontaneously in a Li-ion cell due to a short. This can trigger an explosive release of electric energy that ruptures the end cap resulting in a flare and combustion of cell materials. Released heat drives the triggered cell temperatures to > 500°C, causing a dramatic increase in neighboring cell temperatures. Temperatures above the critical 130°C greatly increases the chance for a short in adjacent cells and result in TRP. TRS keeps neighboring cell temperatures from rising above 100°C (well below the 130°C threshold) and prevents TRP.

Fiber Thermal Interface Material (“FTI”): KULR thermal interface materials (“TIMs”) consist of vertically oriented carbon fiber velvets attached to a film of polymer or metal. The fiber packing density and orientation are selected to serve a wide range of applications, including hostile thermal and chemical environments, sliding interfaces, and interfaces with widely varying gaps. They can be coated for electrical isolation. They require low contact pressure and provide high thermal conductivity. Their light weight and high compliance make them uniquely suited for aerospace, industrial and high-performance commercial devices.

Phase Change Material (“PCM”) Heat Sink: KULR PCM composite heat sinks consisting of a conductive carbon fiber velvet embedded with a suitable alkane (“paraffin”) having high latent heat at its melting point. Such heat sinks offer passive thermal control for instruments that would otherwise overheat or under-cool during periodic operations. A typical application involves lasers that dissipate heat but need tight thermal control where active cooling is unavailable.

HYDRA TRS Battery Storage Bag: KULR developed the HYDRA TRS Bag to safely store and transport Li-ion batteries in partnership with NASA Johnson Space Center for the International Space Stations. Between January and June 2019 experts with NASA’s Propulsion & Power Division tested storage and use of rechargeable lithium-ion laptop batteries. The tests intentionally triggered the batteries into dangerous failures in order to study what storage methods may stop battery fires from spreading battery to battery in thermal runaway propagation. As a result, KULR TRS bags are currently in service on the International Space Station for storage of spare laptop batteries, having flown November 2, 2019 on the CRS2 NG-12 resupply mission. KULR is developing a commercial version for mass market applications.

Internal Short Circuit (“ISC”) Device: In March 2018, KULR reached an agreement with the National Renewable Energy Laboratory (“NREL”), a national laboratory of the U.S. Department of Energy, to be the exclusive manufacturing and distribution partner for the patented ISC device, which causes predictable battery cell failures in Li-ion batteries, making them easier to study and, therefore, safer. Li-ion batteries are the industry and consumer standard for portable power; billions of individual battery cells exist and billions more are planned for production. They provide power for everything from smart phones and laptops to electric cars and space crafts. But Li-ion batteries fail, sometimes with catastrophic results. Due to the relative rarity of cell failures, scientists and researchers had been unable to reliably or accurately replicate latent defect cell failures in lab settings, impeding research into safer battery technology. In 2020, KULR has produced and sold both ISC devices and ISC trigger cells to customers.

CRUX Cathode: The CRUX Cathode is composed of a carbon fiber velvet, providing a means of generating powerful electron pulses by field emission from the tops of the carbon fibers. CRUX Cathodes can be customized for different applications including the generation of microwaves, x-rays, and laser radiation. They can be fabricated in a wide variety of physical configurations, ranging from simple planar and cylindrical forms to more complex lobed shapes.

Stock Listing

Our common stock is listed on The NYSE American LLC under the symbol “KULR.”

Corporate Information

Our principal executive offices are located at 1999 S. Bascom Ave., Suite 700, Campbell, California 95008. Our telephone number is 408-663-5247. Our corporate website is www.KULRTechnology.com. Information contained in or accessible through our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share.

Voting Rights. Each holder of our common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Dividends.  Subject to the preferential rights, if any, of the holders of any outstanding series of our preferred stock, holders of shares of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our Board of Directors (our “Board”). The timing, declaration, amount and payment of future dividends depend upon our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our Board deems relevant.

Liquidation.  If we liquidate, dissolve or wind up our affairs, holders of our common stock will be entitled to share proportionately in our assets available for distribution to stockholders, subject to the preferential liquidation rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights.  The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 20,000,000 shares of preferred stock, $0.0001 par value per share. The shares of preferred stock may be issued in series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.  Issuances of preferred stock could dilute the voting power of common stockholders, adversely affect the voting power of common stockholders, adversely affect the likelihood that common stockholders will receive dividend payments on liquidation, and have the effect of delaying or preventing a change in shareholder and management control.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock;

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities

●	any delayed delivery arrangements

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, also known as an At-the-Market offering, or “ATM”, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions at market prices on the securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of KULR Technology Group, Inc. and Subsidiary as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, included in our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 19, 2021;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 filed with the SEC on May 21, 2021;

●	our Current Report on Form 8-K filed with the SEC on May 20, 2021 and June 11, 2021;

●	the description of our common stock contained in the our Registration Statement on Form 8-A filed with the SEC on June 2, 2021 (File No. 001-40454), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at 1999 S. Bascom Ave., Suite 700, Campbell, California 95008, phone number (408) 663-5247.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

KULR Technology Group, Inc.

Prospectus

                 , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee		$10,910
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar’s fees and expenses		*
Miscellaneous expenses		*

Total	$	*

* Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements, actually and reasonably incurred in connection with the defense of any action, suit or proceeding (other than an action by or in the right of the corporation) in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Our Articles of Incorporation and Bylaws provide for indemnification of our directors and certain officers for liabilities and expenses that they may incur in such capacities. In general, our directors and certain officers are indemnified with respect to actions taken in good faith and in a manner such person believed to be in our best interests, and with respect to any criminal action or proceedings, actions that such person has no reasonable cause to believe were unlawful. Furthermore, the personal liability of our directors is limited as provided in our Articles of Incorporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation (previously filed as an exhibit on Form 10-12G on January 7, 2016 (File No.: 000-55564) and incorporated herein by this reference).

3.2	Bylaws (previously filed as an exhibit on Form 10-12G on January 7, 2016 (File No.: 000-55564) and incorporated herein by this reference).

3.3	Certificate of Amendment to the Certificate of Incorporation (previously filed as an exhibit to Form 8-K on August 30, 2018 and incorporated herein by this reference).

3.4	Certificate of Amendment to the Certificate of Incorporation (previously filed as an exhibit to Form 8-K on January 7, 2019 and incorporated herein by this reference).

4.1	Form of Certificate of Designation.*

4.2	Form of Preferred Stock Certificate.*

4.3	Form of Warrant Agreement.*

4.4	Form of Warrant Certificate.*

4.5	Form of Stock Purchase Agreement.*

4.6	Form of Unit Agreement.*

5.1	Opinion of Sichenzia Ross Ference LLP*

23.1	Consent of Marcum LLP*

23.2	Consent of Sichenzia Ross Ference LLP (contained in Exhibit 5.1).

*	To the extent applicable, to be filed by amendment or as an exhibit to a document filed under the Securities and Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i) The registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on July 2, 2021.

KULR TECHNOLOGY GROUP, INC.

By:	/s/ Michael Mo
Michael Mo
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Simon Westbrook
Simon Westbrook
Chief Financial Officer (Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Michael Mo as his true and lawful attorney in fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

/s/ Michael Mo	Chief Executive Officer, and Chairman of the Board of Directors
Michael Mo	(Principal Executive Officer)	July 2, 2021

/s/ Timothy Knowles	Chief Technical Officer and Director
Timothy Knowles		July 2, 2021

/s/ Simon Westbrook	Chief Financial Officer
Simon Westbrook	(Principal Financial and Accounting Officer)	July 2, 2021

/s/ Morio Kurosaki	Director	July 2, 2021
Morio Kurosaki

/s/ Stayce D. Harris	Director	July 2, 2021
Stayce D. Harris

/s/ Joanna D. Massey	Director	July 2, 2021
Joanna D. Massey